EXHIBIT 32.1

STATEMENT OF CHIEF OPERATING OFFICER/PRINCIPAL EXECUTIVE OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Howard L. Ehler, Jr., the Chief Operating Officer/Principal Executive Officer of Imperial Industries, Inc. (the “Company”), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of my knowledge,

(i)

the Quarterly Report of the Company on Amendment No. 1 to Form 10-Q, for the quarterly period ended June 30, 2009 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)

the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.

Date:

August 21, 2009

/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr.
Chief Operating Officer/
Principal Executive Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.